EXHIBIT 10.39

                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                            INTERACTIVE MAGIC, INC.,


                         VIRTUAL BUSINESS DESIGNS, INC.
                               DBA THE GAMERS NET

                                       AND

                                   DAVID HEATH


                                 August 27, 1999



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                                TABLE OF CONTENTS
1.       Definitions

2.       Basic Transaction

         (a)      Purchase and Sale of Assets
         (b)      Assumption of Liabilities
         (c)      Purchase Price
         (d)      The Closing
         (e)      Deliveries at the Closing
         (f)      Allocation

3.       Representations and Warranties of the Seller

         (a)      Organization of the Seller
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees
         (e)      Title to Assets
         (f)      Absence of Material Events
         (g)      Undisclosed Liabilities
         (h)      Legal Compliance
         (i)      Tax Matters
         (j)      Intellectual Property
         (k)      Contracts
         (l)      Powers of Attorney
         (m)      Insurance
         (n)      Litigation
         (o)      Product Warranty
         (p)      Product Liability
         (q)      Disclosure
         (r)      Investment
         (s)      Year 2000 Compliance

4.       Representations and Warranties of the Buyer

         (a)      Organization of the Buyer
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees

5.       Post-Closing Covenants

         (a)      General
         (b)      Litigation Support
         (c)      Transition

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         (d)      Confidentiality
         (e)      Buyer's Acquisition Shares

6.       Remedies for Breaches of This Agreement

         (a)      Survival of Representations and Warranties
         (b)      Indemnification Provisions for Benefit of the Buyer
         (c)      Indemnification Provisions for Benefit of the Seller
         (d)      Matters Involving Third Parties
         (e)      Determination of Adverse Consequences
         (f)      Other Indemnification Provisions

7.       Holdback Shares

         (a)      Purpose
         (b)      Adjustments
         (c)      Indemnification
         (d)      Termination of Holdback

8.       Miscellaneous

         (a)      Press Releases and Public Announcements
         (b)      No Third-Party Beneficiaries
         (c)      Entire Agreement
         (d)      Succession and Assignment
         (e)      Counterparts
         (f)      Headings
         (g)      Notices
         (h)      Governing Law
         (i)      Amendments and Waivers
         (j)      Severability
         (k)      Expenses
         (l)      Construction
         (m)      Incorporation of Exhibits and Schedules
         (n)      Specific Performance
         (o)      Submission to Jurisdiction
         (p)      Bulk Transfer Laws
         (q)      Sales, Transfer and Documentary Taxes, etc.

Disclosure Schedule
Schedule of Assigned Contracts
Exhibit A--Form of Bill of Sale and Assignment
Exhibit B--Form of Assumption
Exhibit C--Consulting Agreement
Exhibit D - Registration Rights Agreement
Exhibit E--Allocation Schedule


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                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement") is entered into as of August 27, 1999, by and among Interactive Magic, Inc., a North Carolina corporation (the "Buyer"), Virtual Business Designs, Inc. (d/b/a The Gamers
Net), a Delaware corporation (the "Seller"), the sole owner of the Gamers Net web site, located at www.thegamers.net on the World-Wide Web, including its related business (the "Web Site"), and David Heath, the sole shareholder of Seller ("Shareholder"). The Buyer, the Seller and the Shareholder are referred to collectively herein as the "Parties".

         This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets of the Seller in return for Common Stock of the Buyer.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       DEFINITIONS.

         "Acquired Assets" means all right, title and interest in and to all of the tangible and intangible assets of the Seller relating to the Web Site, including the following items to the extent related to the Web Site:

                  (a) all current, unreleased or Beta versions of the software relating to the Web Site, in both object and source code format, including (but not limited to) games, game scenarios, game patches, opponent locating and matching software and databases, bulletin boards, chat programs, or other message posting systems;

                  (b) all customer names, lists, addresses, contact names and registered user or player lists;

                  (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

                  (d) the agreements, contracts, instruments, Security Interests, other similar arrangements, and rights thereunder as listed on the Schedule of Assigned Contracts (if any) attached hereto;

                  (e) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment;

                  (f) franchises, approvals, permits, licenses, orders, registrations, certificates and similar rights obtained from governments and governmental agencies; and

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                  (g) books, records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, scenario archives, articles, reviews, electronic message board content, and other printed or written materials;

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Assigned Contracts" means the agreements, contracts, leases, licenses and other arrangements being assigned to the Buyer hereunder, if any, as set forth on the Schedule of Assigned Contracts attached hereto.

         "Assumed Liabilities" means all obligations of the Seller under the Assigned Contracts, including up to $6,000 of liabilities as set forth on the Schedule of Assigned Contracts. The Assumed Liabilities specifically shall exclude the Retained Liabilities.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer's Acquisition Shares" means collectively the shares of the Buyer's Common Stock issuable to the Seller in connection with the Buyer's acquisition of the Acquired Assets pursuant to this Agreement.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(d) below.

         "Closing Date" has the meaning set forth in Section 2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of the Seller relating to the Web Site that is not already generally available to the public.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

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         "Financial Statements" has the meaning set forth in Section 3(f) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 6(d) below.

         "Indemnifying Party" has the meaning set forth in Section 6(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, subscriber or user lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including web pages, game scenarios and patches, data and related documentation) used independently or in conjunction with other programs, (g) all registered or licensed domain names (including "www.thegamers.net"), IP addresses, and email addresses (including all those using the "@thegamers.net" suffix), (h) other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Process Agent" has the meaning set forth in Section 8(o) below.

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         "Purchase Price" has the meaning set forth in Section 2(c) below.

         "Retained Liabilities" means, without limitation, all of the following liabilities being retained by the Seller:

                  (i)      any Liability of the Seller for unpaid Taxes;

                  (ii) any Liability of the Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Seller is transferring the Acquired Assets);

                  (iii) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was an employee, independent contractor, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise);

                  (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

                  (v) any Liability relating to the ownership or operation of the Web Site prior to Closing (except any Liability specifically identified as an Assumed Liability as defined herein); and

                  (vi) any Liability or obligation of the Seller under this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "Seller" has the meaning set forth in the preface above.

         "Shareholder" has the meaning set forth in the preface above.

         "Tax(es)" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use,


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transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 6(d) below.

         "Web Site" has the meaning set forth in the preface above.

2.        BASIC TRANSACTION.

                  (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

                  (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible only for the Assumed Liabilities (if any) at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller or the Web Site not specifically included within the definition of Assumed Liabilities.

                  (c) Purchase Price. The Buyer agrees to issue to the Seller one hundred seven thousand one hundred forty-three (107,143) shares of the Buyer's Common Stock (the "Purchase Price"). Ten percent (10%) of the Buyer's Common Stock included in the Purchase Price will be held back pursuant to Section 7 (the "Holdback Shares").

                           (i) No fraction of a share of the Buyer's Common
                  Stock will be issued as part of the Purchase Price, but in lieu thereof the Seller will receive from the Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the average of the closing price per share of the Buyer's Common Stock on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") as reported in THE WALL STREET JOURNAL for the twenty (20) trading days prior to the date hereof.

                           (ii) The parties acknowledge and agree that the
                  Buyer's Acquisition Shares and the transactions contemplated under this Agreement are and will be subject to the applicable federal and state securities laws and regulations.

                           (iii) Promptly after the Closing Date, the Holdback
                  Shares will be delivered to the Buyer to be held pursuant to
                  Section 7.



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                  (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneous with the execution of this Agreement at the offices of Wyrick Robbins Yates & Ponton, LLP in Raleigh, North Carolina, commencing at 9:00 a.m. local time or such other date as the Parties may mutually determine (the "Closing Date").

                  (e)      Deliveries at the Closing. At the Closing,

                           (i) the Seller will execute and deliver to the Buyer
                  (A) the Bill of Sale and Assignment in the form attached hereto as Exhibit A and (B) such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel reasonably may request;

                           (ii) the Buyer will execute and deliver to the Seller
                  (A) an assumption in the form attached hereto as Exhibit B and
                  (B) such other instruments of assumption as the Seller and its counsel reasonably may request;

                           (iii) the Seller shall deliver to the Buyer UCC-3
                  termination statements signed by any party with a Security Interest in any of the Acquired Assets in such form that will permit the Buyer to terminate such interests of record;

                           (iv) the Seller shall deliver to the Buyer signed
                  consents and releases from any third parties whose consent or release is required in connection with consummation of the transactions contemplated by this Agreement;

                           (v) the Buyer will deliver to the Seller a copy of
                  its letter to the Buyer's stock transfer agent, authorizing and directing the issuance of the Buyer's Acquisition Shares issuable pursuant to Section 2(c) above (less the Holdback Shares to be held by the Buyer) and otherwise in accordance with the provisions of this Agreement;

                           (vi) the Buyer and the Shareholder shall have entered
                  into a Consulting Agreement with respect to the ongoing work to be performed on the Web Site by the Seller in the form attached hereto as Exhibit C (the "Consulting Agreement"); and

                           (vii) the Buyer and the Seller shall have entered
                  into a Registration Rights Agreement with respect to Seller's registration rights in the Buyer's Acquisition Shares in substantially the form of Exhibit D (the "Registration Rights Agreement").

                  (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.


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                  (g)      Forfeiture.

                           (i) In the event that the Buyer is forced or elects
                  to declare bankruptcy, thus terminating the business, within the initial twenty-four (24) months of the Consulting Agreement period associated with this agreement, all rights and property purchased within and by the terms of this agreement will be forfeited and returned to the Seller, to include intellectual property. Additional property both physical and intellectual, acquired, purchased or developed after the signing of this contract, for the purpose of maintaining and developing the website/property, will remain the property of the Buyer.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER.

         The Seller and the Shareholder jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3 are correct as of the date of this Agreement and as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the Disclosure Schedule). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

                  (a) Good Standing of the Seller. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where such failure to be qualified would not have a material adverse effect on the Web Site.

                  (b) Authorization of Transaction. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this agreement by the Seller have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) conflict with or result in a breach of the charter or bylaws of the Seller, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or Web Site is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller or the Web Site is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of their assets). Neither the Seller nor the Web Site needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or


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         governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (e) Title to Assets. The Seller has good and marketable title to the Acquired Assets, free and clear of all Security Interests or restrictions on transfer.

                  (f) Absence of Material Events. Since the date of the Web Site's formation, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Seller or Web Site relating to the Acquired Assets. Without limiting the generality of the foregoing, since that date through the Closing Date:

                           (i) the Seller has not sold, leased, licensed,
                  transferred or assigned any of the Acquired Assets;

                           (ii) the Seller has not entered into any agreement,
                  contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Acquired Assets either involving more than $5,000 or outside the Ordinary Course of Business;

                           (iii) no party has accelerated, terminated, modified
                  or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Acquired Assets involving more than $5,000 to which the Seller is a party or by which it is bound;

                           (iv) the Seller has not imposed any Security Interest
                  upon any of the Acquired Assets;

                           (v) the Seller has not cancelled, compromised, waived
                  or released any right or claim (or series of related rights and claims) relating to the Acquired Assets either involving more than $5,000 or outside the Ordinary Course of Business;

                           (vi) the Seller has not granted any license or
                  sublicense of any rights under or with respect to any Intellectual Property relating to the Acquired Assets;

                           (vii) there has been no change made or authorized in
                  the Seller's ownership and complete control of the Web Site;

                           (viii) the Seller has not experienced any damage,
                  destruction or loss (whether or not covered by insurance) to the Acquired Assets;

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                           (ix) there has not been any other material
                  occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Acquired Assets; and

                           (x) the Seller has not committed to any of the
                  foregoing.

                  (g) Undisclosed Liabilities. The Seller does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability) relating to or affecting, directly or indirectly, any of the Acquired Assets.

                  (h) Legal Compliance. No violation by the Seller or its predecessors of any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), nor any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced that will prohibit or adversely affect its ability to enter into and to perform its obligations under this Agreement.

                  (i)      Tax Matters.

                           (i) The Seller has filed all Tax Returns that he was
                  required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that he is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii) The Seller does not expect any authority to
                  assess any additional Taxes with respect to the Seller or any of the Acquired Assets for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller or pertaining to the Acquired Assets.

                  (j)      Intellectual Property.

                           (i) The Seller owns or has the right to use pursuant
                  to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the Web Site. Each item of Intellectual Property relating to the Acquired Assets owned, licensed or used by the Seller immediately prior to the Closing hereunder will be owned, licensed or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property being transferred to the Buyer under this Agreement.

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                           (ii) The Seller has not interfered with, infringed
                  upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties relating to the Acquired Assets, and the Seller (and employees or agents with responsibility for Intellectual Property matters of the Web
                  Site) has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Seller or Web Site must license or refrain from using any Intellectual Property rights of any third party relating to the Acquired Assets). To the Knowledge of the Seller (and employees or agents with responsibility for Intellectual Property matters of the Web Site), no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights relating to the Acquired Assets.

                           (iii) Section 3(j)(iii) of the Disclosure Schedule
                  identifies, to the extent applicable, each: (i) patent or registration which has been issued to the Seller, its employees, partners, agents, or the Web Site with respect to any of its Intellectual Property relating to the Acquired Assets; (ii) pending patent application or application for registration which the Seller, its employees, partners, agents, or the Web Site has made with respect to any of its Intellectual Property relating to the Acquired Assets; and
                  (iii) license, agreement or other permission which the Seller, its employees, partners, agents, or the Web Site has granted to any third party with respect to any of its Intellectual Property relating to the Acquired Assets. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). Section 3(j)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with the Web Site. With respect to each item of Intellectual Property required to be identified in Section 3(j)(iii) of the Disclosure Schedule:

                                    (A) the Seller possesses all right, title
                           and interest in and to the item, free and clear of any Security Interest, license or other restriction;

                                    (B) the item is not subject to any
                           outstanding injunction, judgment, order, decree, ruling or charge;

                                    (C) no action, suit, proceeding, hearing,
                           investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                                    (D) the Seller has never agreed to indemnify
                           any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

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                           (iv) Section 3(j)(iv) of the Disclosure Schedule
                  identifies each item of Intellectual Property that any third party owns and that the Seller uses in the Web Site pursuant to license, sublicense, agreement or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(j)(iv) of the Disclosure Schedule:

                                    (A) the license, sublicense, agreement or
                           permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                                    (B) the license, sublicense, agreement or
                           permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (C) no party to the license, sublicense,
                           agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; and

                                    (D) no party to the license, sublicense,
                           agreement or permission has repudiated any provision thereof.

                  (k) Contracts. Section 3(k) of the Disclosure Schedule lists all contracts and other agreements, if any, being assigned to the Buyer hereunder and to which the Seller or Web Site is a party. The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(k) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(k) of the Disclosure Schedule, if any. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under the agreement; and (D) no party has repudiated any provision of the agreement.

                  (l) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Seller or Web Site.

                  (m) Litigation. Section 3(n) of the Disclosure Schedule sets forth each instance relating to the Acquired Assets in which the Seller
         (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(n) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Web Site. The Seller has no reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Seller or Web Site relating to or adversely affecting the Acquired Assets.

                  (n) Product Warranty. Each product manufactured, displayed, transmitted, sold, licensed, leased or delivered by the Seller related to the Acquired Assets has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, displayed, transmitted, sold, licensed, leased or delivered by the Seller is subject to any guaranty, warranty or other indemnity.

                  (o) Product Liability. The Seller has no Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, displayed, transmitted, sold, leased, licensed or delivered by the Seller related to the Acquired Assets.

                  (p) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

                  (q) Investment. The Seller (i) understands that the Buyer's Acquisition Shares will not be registered under the Securities Act and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer's Acquisition Shares solely for its own account for investment purposes, and not with a view to the distribution thereof,
         (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer's Acquisition Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer's Acquisition Shares.

                  (r) Year 2000 Compliance. The software of the Web Site and all software which is part of the Acquired Assets are Year 2000 Compliant. The term "Year 2000 Compliant" as used herein means that the software
         (1) is capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier, during and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (2) has the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data presented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) has the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000,
         (4) has the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) has the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) has the ability to correctly process after January 1, 2000 data containing dates before that date, and (7) has the ability to recognize all "leap years," including February 29, 2000.

                           (i) The software which is part of the Acquired Assets
                  has the ability to properly interface and will continue to properly interface with internal and external applications and systems of third parties whether or not they have achieved Year 2000 Compliance.

                           (ii) The Seller has inquired of all such third
                  parties whose lack of Year 2000 Compliance would be materially or significantly adverse to the Seller or the Acquired Assets, and all such third parties have represented that they are Year 2000 Compliant.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         The Buyer represents and warrants to the Seller and the Shareholder that the statements contained in this Section 4 are correct as of the date of this Agreement and as of the Closing Date, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                  (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where such failure to be qualified would not have a material adverse effect on the Buyer. The Buyer has made available to the Seller or its counsel correct and complete copies of the Articles of Incorporation and Bylaws of the Buyer (as amended to date).

                  (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Articles of Incorporation or Bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

                  (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5.       POST-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period following the Closing.

                  (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below). The Seller and the Shareholder acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements and financial data of any sort relating to the Acquired Assets.

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Acquired Assets, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 6 below).

                  (c) Transition. Neither the Seller nor the Shareholder will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Seller's Web Site from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller and the Shareholder will refer all customer inquiries relating to the Web Site to the Buyer from and after the Closing. If requested by the Buyers, the Seller agrees to prepare and deliver, with the Buyer's guidance and approval, a letter to the Seller's customers and business associates relating to the Web Site announcing the sale and endorsing the Buyer as the successor to its business relationship with such parties.

                  (d) Confidentiality. The Seller, the Shareholder, the Web Site, and their agents will treat and hold confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession.

                  (e) Buyer's Acquisition Shares. The Buyer's Acquisition Shares will be imprinted with a legend substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

         Each holder desiring to transfer the Buyer's Acquisition Shares first must furnish the Buyer with a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Buyer's Acquisition Shares as desired under the Securities Act.

6.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the Buyer, the Seller and the Shareholder contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

                  (b)      Indemnification Provisions for Benefit of the Buyer.

                           (i) In the event the Seller or the Shareholder
                  breaches (or in the event any third party alleges facts that, if true, would mean the Seller or the Shareholder has breached) any of its or his representations, warranties and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 6(a) above, provided that the Buyer makes a written claim for indemnification against the Seller or the Shareholder pursuant to Section 8(g) below within such survival period, then the Seller and the Shareholder agree, jointly and severally, to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

                           (ii) The Seller and the Shareholder agree, jointly
                  and severally, to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by:

                                    (A) any Liability of the Seller or the
                           Shareholder which is not an Assumed Liability (including any Liability of the Seller or the Shareholder that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability or otherwise by operation of law); or

                                    (B) any Liability of any of the Seller or
                           the Shareholder for any unpaid Taxes.

                  (c) Indemnification Provisions for Benefit of the Seller and the Shareholder.

                           (i) In the event the Buyer breaches (or in the event
                  any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 6(a) above, provided that the Seller or the Shareholder makes a written claim for indemnification against the Buyer pursuant to
                  Section 8(g) below within such survival period, then the Buyer agrees to indemnify the Seller or the Shareholder from and against the entirety of any Adverse Consequences the Seller or the Shareholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller or the Shareholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

                           (ii) The Buyer agrees to indemnify the Seller and the
                  Shareholder from and against the entirety of any Adverse Consequences the Seller or the Shareholder may suffer resulting from, arising out of, relating to, in the nature of or caused by any Assumed Liability.

                  (d)      Matters Involving Third Parties.

                           (i) If any third party shall notify any Party (the
                  "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (ii) The Indemnifying Party will have the right to
                  defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (iii) So long as the Indemnifying Party is conducting
                  the defense of the Third Party Claim in accordance with
                  Section 6(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (iv) In the event any of the conditions in Section
                  6(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

                  (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 6. All indemnification payments under this Section 6 shall be deemed adjustments to the Purchase Price.

                  (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant any Party may have with respect to the Seller or Web Site, or the transactions contemplated by this Agreement.

7.       HOLDBACK SHARES.

                  (a) Purpose. The Holdback Shares will be available to compensate the Buyer for any Adverse Consequences, to the extent of the amount of such Adverse Consequences that the Buyer has incurred by reason of any of the items set forth in Section 6(b) and any reduction in the Purchase Price pursuant to Section 7(b) below; provided, however, if the Holdback Shares are exhausted or insufficient to cover such resulting amount, Seller will immediately reimburse Buyer in cash for any resulting amount over and above the available amount of Holdback Shares.

                  (b) Adjustments. Adjustments to the Purchase Price will be made from the Holdback Shares and will be valued at the Average Closing Price. Seller will have provided the Buyer with no less than five (5) executed stock powers (with the date and number of shares left blank) to facilitate the cancellation of the Holdback Shares in compensation for Adverse Consequences, if any, suffered by the Buyer hereunder.

                  (c) Indemnification. This Section 7 and the provision and utilization of the Holdback Shares will not limit the Seller's and the Shareholder's indemnification obligations under Section 6 provided that any amounts owed to the Buyer pursuant to Section 7(b) will first be satisfied from the Holdback Shares to the extent available.

                  (d) Termination of Holdback. The Holdback Shares, minus adjustments made, if any, under Section 7(b), will be paid to the Seller one (1) year following the Closing Date.

8.       MISCELLANEOUS.

                  (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                  (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
         (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Seller:

                         Virtual Business Designs, Inc.
                         DBA The Gamers Net
                         3835 Richmond Avenue, Suite. 192
                         Staten Island, New York 10312
                         Attn: Mr. David Heath

                  If to the Buyer:

                         Interactive Magic, Inc.
                         215 Southport Drive, Suite 1000
                         Morrisville, North Carolina 27560
                         Attn: Chief Executive Officer


                  Copy to:

                          Wyrick Robbins Yates & Ponton LLP
                          4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                          Attn: Kevin A. Prakke

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

                  (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) Expenses. Each of the Buyer, the Seller and the Shareholder will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 8(o) below), in addition to any other remedy to which it may be entitled, at law or in equity.

                  (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in North Carolina, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints the Buyer's corporate registered agent in North Carolina (the "Process Agent") as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 8(g) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 8(g) above. Nothing in this Section 8(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                  (p) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify the Buyer from and against any Adverse Consequences arising from or related to the Buyer's noncompliance with such laws.

                  (q) Sales, Transfer and Documentary Taxes, etc. The Seller will pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Acquired Assets in accordance herewith imposed by law on the Seller or Buyer, and the Seller will indemnify, reimburse and hold harmless Buyer in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.


                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.


Interactive Magic, Inc.

By: ___________________________________

Name: _________________________________

Title: __________________________________


Virtual Business Designs, Inc. (d/b/a The Gamers Net)

By: ___________________________________

Name: _________________________________

Title: __________________________________

                               Disclosure Schedule


                                      None

                         Schedule of Assigned Contracts


1)       Worlds Apart Contract

2)       Online Golf Challenge Contract